                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

- -----------------------------------------------------
DONALD E. HAMILTON,

                           Plaintiff,


         v.

                                                             C.A. No. 13014

HENRY W. NOZKO, SR., HENRY W.
NOZKO, JR., JOHN C. CREASY,
and ACMAT CORPORATION,


                           Defendants.

- -----------------------------------------------------

                            STIPULATION OF SETTLEMENT

         The parties to the above-captioned action ("the Action"), by their respective undersigned counsel of record, enter into this Stipulation of Settlement (the "Stipulation" or this "Settlement"), dated as of May 2, 1996.

         WHEREAS:

         A. United Coasts Corporation ("UC") is an insurance holding company whose wholly-owned subsidiary, United Coastal Insurance Company ("Coastal Insurance"), operates as an excess and surplus lines property and casualty insurer in 46 states, Puerto Rico, the District of Columbia and the Virgin Islands. Coastal Insurance offers general, asbestos, pollution and professional insurance to specialty trade contractors, environmental contractors, property owners, storage and treatment facilities and allied professionals. It also offers product liability policies to

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manufacturers and distributors.

         B. ACMAT Corporation ("ACMAT") conducts operations directly and through subsidiaries in two business segments: construction contracting and insurance. Construction contracting operations include the furnishing of building interiors, renovations, alterations and additions, and asbestos abatement services. ACMAT does its insurance business through its subsidiaries, Coastal Insurance and ACSTAR Insurance Company ("ACSTAR"). ACSTAR sells surety bonds and contract payment and performance bonds to the construction industry.

         C. As of May 4, 1993, ACMAT and its subsidiaries owned 83.6% of UC's common stock. Henry W. Nozko, Sr. and Henry W. Nozko, Jr. together own approximately 63% of the voting power of ACMAT, and thereby control UC.

         D. Until mid-1993, UC common stock traded on the NASDAQ National Market. In early 1993, UC ceased to provide public information and reports filed under the Securities and Exchange Act of 1934 ("Exchange Act") and terminated the registration of UC common stock under section 12 of the Exchange Act. UC's last publicly filed report with the SEC was its Form 10Q for the quarter ended September 30, 1992. As a result of the termination of UC's filing status, the UC common stock ceased to trade on the NASDAQ National Market.

         E. On or about May 13, 1993, ACMAT proposed an exchange offer (the "Exchange Offer") for the UC common stock in which it offered to exchange one share of ACMAT Class A stock for each 1.75 shares of outstanding UC common stock. The Exchange Offer was scheduled to expire on June 30, 1993.




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         F. On June 10, 1993, plaintiff Donald E. Hamilton ("Hamilton"), individually and on behalf of persons similarly situated, filed the Action seeking injunctive relief with respect to the Exchange Offer and damages on behalf of a class of all holders of UC common stock and their successors in interest, other than defendants and their affiliates. On June 15, 1993, ACMAT announced that it was withdrawing the Exchange Offer.

         G. On June 30, 1993, Hamilton filed an Amended Complaint (the "Complaint"). The Complaint alleges violations of duties arising under the laws of the State of Delaware, including, inter alia, alleged breaches of fiduciary duties in connection with the Exchange Offer and with the deregistration and delisting of the UC stock. The Complaint alleges that the Exchange Offer was unlawfully coercive in that UC stockholders were faced with a choice of exchanging their UC shares for unfair consideration or being left with stock for which there would be no market because of defendants' expressed intent not to provide financial information necessary to sustain a public market for UC shares. In addition, the Complaint charged the defendants with proposing the Exchange Offer to further their own interests by improving the liquidity of the ACMAT Class A stock and providing to ACMAT access to UC's substantial cash assets. The Complaint sought a mandatory injunction to require defendants to reinstate and maintain the registration of UC stock under Section 12 of the Exchange Act, damages, and attorneys' fees and expenses, including fees and expenses for inducing the withdrawal of the Exchange Offer.

         H. On July 7, 1993, defendants moved to dismiss the Action on the basis

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that the allegations regarding the Exchange Offer were moot by virtue of the withdrawal of the Exchange Offer, and that in any event, the Exchange Offer was not actionably coercive. The Court denied defendants' motion, finding that the Complaint stated potentially actionable claims for relief both as to the deregistration and delisting of the stock and as to the potentially coercive nature of the Exchange Offer. Hamilton v. Nozko, Del. Ch., C.A. No. 13014, Jacobs, V.C. (July 26, 1994). After the Court denied defendants' motion, defendants answered the Complaint and responded to plaintiffs' discovery requests. Plaintiff's counsel proceeded with discovery while simultaneously engaging in extensive settlement negotiations with defendants. After nearly a year of discovery and negotiations, the parties agreed to terms for the proposed resolution of the claims alleged, which were embodied in a Memorandum of Understanding signed in late December 1995.

         I. Counsel for plaintiff have conducted a thorough investigation of the facts, circumstances and transactions relating to and surrounding the allegations set forth in the Complaint, including extensive consultations with a financial expert, inspection of publicly-available documents, review of thousands of pages of documents produced by defendants and the deposition of defendant Henry W. Nozko, Jr.

         J. Plaintiff and his counsel enter into this Stipulation (i) after taking into account the likelihood that this litigation, if not settled by voluntary agreement among the parties to this Stipulation, will be expensive to all of the said parties and protracted (including a lengthy trial and potential time-consuming appeals), and would

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involve highly complex issues of fact (as to which the experts for the parties may hold varying opinions), and other difficult issues relating both to liability and to damages, as well as the other uncertainties and risks inherent in complex litigation such as this case; (ii) after taking into account the substantial benefits UC shareholders will receive as a result of the proposed Settlement; and (iii) after having concluded, in light of, among other things, governing law and the facts of this case, that the proposed Settlement provided for herein is fair, reasonable and adequate and in the best interests of plaintiff and the members of the Class defined below.

         K. The defendants have denied and continue to deny each and all of the claims in the Action. The defendants have asserted and continue to assert many defenses thereto, and have expressly denied and continue to deny any wrongdoing or legal liability arising out of the conduct alleged in the Action.

         L. The defendants have, nonetheless, concluded that it is desirable that the Action be settled in the manner and upon the terms and conditions set forth herein in order to avoid the expense, inconvenience and distraction of further legal proceedings and to put to rest completely the claims by the plaintiff and the members of the Class against the defendants.

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the undersigned parties, through their respective attorneys, subject to the approval of the Court, the performance of all other matters on the part of the plaintiff and defendants to be performed pursuant to the Stipulation, and the entry by the Court of a Final Judgment approving the Settlement as fair, adequate and reasonable and


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dismissing this Action with prejudice, that all claims, rights, causes of action, suits, matters and issues, known and unknown, arising under common law, or federal or state statutory law, including all securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law and the rights conferred by the Settlement) that have been or could have been asserted in this or any other Court or forum by plaintiff or by any member of the Class (as defined in paragraph 1 below), whether directly, indirectly, representatively, derivatively, individually or in any other capacity, against any of the defendants named in the Action, and their respective predecessors and successors, present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, affiliates (including the directors and officers of such affiliates, parents, and subsidiaries), heirs, executors, personal representatives, estates, administrators, successors and assigns of any of the defendants or of any affiliate, parent or subsidiary of any defendant (collectively, the "Defendants' Affiliates"), in connection with, arising out of, or in any way related to any of the acts, facts, transactions, occurrences, representations or admissions set forth, alleged, embraced or otherwise referred to in the Action by plaintiff or any member of the Class, or by any present or former common stockholder of UC, either directly, indirectly, individually, derivatively, representatively or in any other capacity, except for claims relating to any party's alleged failure to comply with the terms and conditions of this Stipulation (the "Settled Claims"), shall be finally and forever compromised, settled, remised, released, discharged and dismissed with prejudice upon and subject to the following terms and

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conditions:

                  1. For purposes of this Settlement only, the Action shall be maintained as a class action by plaintiff as the representative plaintiff, and his counsel of record as class counsel, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of a class (the "Class") consisting of all persons and entities who are or were record holders or beneficial owners of UC common stock at any time during the period from June 10, 1993 through the record date of closing of the Merger (as defined below) (other than defendants, members of their immediate families, ACSTAR, any entity in which any defendant has, or during the Class period had, a controlling interest, and all of their subsidiaries, affiliates, legal representatives, heirs, successors, or assigns) including the legal representatives, heirs, predecessors and successors-in-interest, transferees or assigns of all such foregoing holders, immediate or remote (the "Class").

                  2. Defendants shall approve and take all steps necessary to propose to UC's present shareholders for their approval a merger of UC with and into ACMAT pursuant to an Agreement and Plan of Liquidation and Merger (the "Merger") on the following terms:

                     (a) Each share of UC common stock not owned by ACMAT or ACSTAR will be converted into Class A common stock of ACMAT ("ACMAT stock") at the ratio of one share of ACMAT stock per each X UC shares ("the Exchange Ratio"), where X is determined as follows (i) divide the total

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                           number of UC shares held by Class members as of the
                           Merger effective date by 1.5; (ii) from that quotient, subtract the number of UC shares the Court allows plaintiff's counsel in response to their fee and expense request as contemplated in paragraph 9;
                           (iii) then divide the number of UC shares held by Class members as of the Merger effective date by the remainder obtained in step (ii). The quotient equals X.

                     (b) All shares of UC common stock owned by ACSTAR will be exchanged for shares of Coastal Insurance having substantially equal aggregate fair market value; and each share of UC common stock held by ACMAT will be cancelled.

                     (c) To the extent that the Exchange Ratio results in any UC shareholder becoming entitled to receive fractional shares of ACMAT, such fractional share interest will be converted into the right to receive a sum of cash determined by the product of the fraction and the average closing price of the ACMAT stock during the last five days the stock was traded on the NASDAQ National Market prior to the effective date of the Merger (the "Merger Date"). Cash for fractional shares will be paid within thirty (30) days


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                           following the Merger Date.

                     (d) Defendants and their affiliates will refrain from trading in ACMAT stock for twenty-one (21) days prior to the Merger Date.

                     (e) The Merger will close as promptly as practicable after final judicial approval of the Settlement and all shareholder approvals are obtained.

                     (f) An express condition of the Merger will be approval of the Merger (including the Exchange Ratio) by a majority of UC shares held by persons other than defendants and their affiliates that are voted in connection with the Merger.

                     (g) Defendants will make usual and customary efforts to solicit votes in favor of the Merger.

                  3. Contemporaneously with submission to the SEC of a Registration Statement of ACMAT concerning the public offering to members of the Class of shares of ACMAT stock, defendants shall provide such Registration Statement and any related materials concerning a special meeting of UC shareholders called to approve the Merger to plaintiff's counsel. In preparing the final Registration Statement and related materials, defendants shall consider any and all comments they may receive from plaintiff's counsel, although they shall be under no obligation to implement any such comments.

                  4. In the event that valid and effective demands for appraisal are


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received with respect to more than 416,797 United Coasts shares, defendants may, in their discretion withdraw from the Settlement, and the provisions of paragraph 12 shall apply.

                  5. Promptly following the execution of this Stipulation, ACMAT shall apply to the administrator of the insurance laws of the State of Illinois for consent or approval to the exchange under the terms of the Merger of shares of UC common stock held by ACSTAR for shares of Coastal Insurance with substantially equal aggregate fair market value, and shall take all reasonable steps necessary to secure such consent or approval. In the event that such consent or approval is denied or not received within a reasonable time, defendants may, in their discretion, withdraw from the Settlement, and the provisions of paragraph 12 shall apply.

                  6. Immediately following execution of this Stipulation, the undersigned attorneys shall submit to the Court this Stipulation and a proposed order ("the Settlement Hearing Order"), substantially in the form attached hereto as Exhibit A.


                  7. If the Court approves the Settlement, the parties will jointly move for the entry of an Order and Final Judgment substantially in the form attached hereto as Exhibit C.

                  8. ACMAT shall assume the administrative responsibility and shall bear the expense of preparing and distributing the Notice of Pendency of Class Action, Class Action Determination, Proposed Settlement, Settlement Hearing and Right to Appear (the "Notice"), substantially in the form attached hereto as Exhibit B, in

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accordance with the Settlement Hearing Order. Prior to the Settlement hearing, counsel for ACMAT shall file with the Court an affidavit attesting to the mailing of the Notice.

                  9. If the Settlement set forth in this Stipulation, including any modification thereof made with consent of the parties as provided for herein, is approved by the Court, and the UC shareholders approve the Merger, plaintiff's counsel will apply to the Court for an award of attorneys' fees and disbursements, in the amount of 26,000 shares of ACMAT stock to be deducted from shares otherwise distributable to the Class in connection with the Merger. Defendants may object to plaintiff's counsel's application. If the Court allows fees and expenses in ACMAT stock and such award becomes final as a result of the latter of lack of objection, final affirmance on appeal or reargument, lapse of time to appeal, or otherwise being no longer subject to appeal, or final dismissal of any appeal, then plaintiff's counsel shall be entitled to receive such award at the later of the time the Merger is implemented or the award becomes final. Prior to the distribution of shares in connection with the Merger, plaintiff's counsel, Rosenthal, Monhait, Gross & Goddess, P.A. and Kaufman Malchman Kirby & Squire, LLP shall advise defendants in writing of the number of shares to be allocated to each firm, and the shares shall be issued pursuant to such advice.

         10. If the Merger does not receive majority of the minority approval as provided in paragraph 2(f), plaintiff will dismiss the Action without prejudice, except for a claim for an allowance of attorneys' fees and expenses for inducing withdrawal

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of the Exchange Offer. Any such application shall not exceed $75,000. Defendants may oppose any such application.

         11. Neither the Stipulation nor any document referred to herein, nor any action taken to carry out this Stipulation is, may be construed as, or may be used as, an admission by or against the defendants of any fault, wrongdoing or liability whatsoever, or by plaintiff of any lack of merit in the claims asserted. Entering into or carrying out this Stipulation, and any negotiations or proceeding related thereto, shall not in any event be construed as, or deemed to be evidence of, an admission or a concession with regard to the denials or defenses by the defendants and shall not be offered or received in evidence in any action or proceeding against any party hereto in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce or implement the provisions of this Stipulation, or the provisions of any related agreement or release, except that this Stipulation and related documents may be filed in this Action as evidence of a matter set forth in this Stipulation and such related documents.

         12. If (a) defendants exercise their right to withdraw from the Settlement pursuant to paragraphs 4 or 5; (b) an Order containing provisions substantially as provided in Exhibit A is not approved by the Court; or (c) the Settlement is not approved, or an Order and Final Judgment containing provisions substantially as provided in Exhibit C is otherwise not entered or such Order is entered but is not finally affirmed on appeal or does not become final by lapse of time, dismissal or otherwise, this Stipulation shall be null and void, shall have no further force and effect

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with respect to any party in the Action, and shall not be used in the Action or in any other proceedings for any purpose, and the Stipulation and all papers, negotiations, proceedings and statements made or had in connection herewith shall be without prejudice to any person, and shall not be deemed or construed to be an admission or concession by any party of any fact, matter, or proposition, and shall not be used in any manner or for any purpose in any subsequent proceeding in this Action or in any Court; and all parties to the Action shall stand in the same position, without prejudice, as if this Stipulation had not been made or filed with the Court, except that ACMAT shall not be entitled to reimbursement of expenses incurred in connection with mailing the Notice pursuant to paragraph 8.

         13. The fairness, reasonableness, and adequacy of the Settlement may be considered and ruled upon by this Court independently of any award of fees and disbursements requested by counsel for the plaintiff and the Class.

         14. The parties and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and to use their best efforts to effect the consummation of this Stipulation, including the entry and the carrying out of the Order and Final Judgment in the form attached hereto as Exhibit C.

         15. The undersigned counsel for plaintiff represent that plaintiff has authorized them to execute this Stipulation, and the undersigned counsel for defendants represent that they have been duly authorized and empowered by their clients to execute this Stipulation.

         16. This Stipulation shall be binding upon and inure to the benefit of the


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parties hereto and their respective subsidiaries, affiliates, directors, officers, employees, heirs, partners, successors and assigns and any corporation or other entity into or with which any corporate party hereto may merge or consolidate.

         17. This Stipulation shall be construed and entered into in accordance with the laws of the State of Delaware.

         18. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

         19. The foregoing constitutes the entire agreement between the parties with regard to the subject matter hereof and may not be waived, modified or amended in any respect except in writing signed by all parties hereto.

                                       ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.

                                  By:  _______________________________________
                                       Suite 1401, Mellon Bank Center
                                       P.O. Box 1070
                                       Wilmington, DE  19899-1070
                                       (302) 656-4433

                                       KAUFMAN MALCHMAN KIRBY & SQUIRE, LLP

                                  By:  _________________________________________
                                       919 Third Avenue
                                       New York, NY 10022
                                       (212) 371-6600

                                       14
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                                       Attorneys for Plaintiff

                                       MORRIS NICHOLS ARSHT & TUNNELL

                                  By:  _________________________________________
                                       1201 N. Market Street
                                       P.O. Box 1347
                                       Wilmington, DE 19899-1347
                                       (302) 658-9200
                                       Attorneys for Defendants

OF COUNSEL:

MURTHA, CULLINA, RICHTER & PINNEY
Cityplace I, 185 Asylum Street
Hartford, CT 06103-3469
(860) 240-6000

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                                    Exhibit A

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

- -----------------------------------------------------
DONALD E. HAMILTON,


                           Plaintiff,


         v.

                                                             C.A. No. 13014

HENRY W. NOZKO, SR., HENRY W.
NOZKO, JR., JOHN C. CREASY,
and ACMAT CORPORATION,


                           Defendants.

- -----------------------------------------------------

                                    O R D E R

         The parties to the above-captioned action (the "Action"), having applied for an Order seeking a class action determination and having entered into the Stipulation of Settlement dated May , 1996 (the "Stipulation" or the "Settlement"), which among other things seeks dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation;

         NOW, upon the consent of the parties, after consideration of the Stipulation filed with the Court and the exhibits annexed thereto, and after due deliberation, IT IS HEREBY ORDERED THAT:

                  1. Pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and/or (b)(2), the Action, for purposes of the Settlement only and pending the Settlement

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Hearing, shall be maintained as a class action on behalf of a class consisting of all persons and entities who are or were record holders or beneficial owners of United Coasts Corporation ("UC") common stock at any time during the period from June 10, 1993 through the record date of closing of the Merger (as defined in the Stipulation) (other than defendants, members of their immediate families, ACSTAR Insurance Company, any entity in which any defendant has, or during the Class period had, a controlling interest, and all of their subsidiaries, affiliates, legal representatives, heirs, successors, or assigns) including the legal representatives, heirs, predecessors and successors-in-interest, transferees or assigns of all such foregoing holders, immediate or remote (the "Class"). The named plaintiff is temporarily certified as the Class representative and his counsel shall serve as Class counsel.

         2. A hearing shall be held at __________ ____.m. on ___________, 1996, at the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, DE 19801 to (a) determine whether the Settlement, including the release of all claims, should be approved by the Court, (b) determine whether a judgment should be entered pursuant to the Stipulation that would, among other things, dismiss the Action with prejudice, (c) consider the application of plaintiff's counsel for attorneys' fees and reimbursement of expenses, and (d) rule on such other matters as the Court may deem appropriate.

         3. The Court reserves the right to adjourn the hearing or any adjournment thereof without further notice of any kind to the Class other than oral announcement at the hearing or any adjournment thereof.

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
         4. The Court reserves the right to approve the Settlement with or without modification and with or without notice of any kind.

         5. Not less than thirty (30) days prior to the Special Meeting of UC shareholders, ACMAT Corporation shall mail the Notice of Pendency of Class Action, Class Action Determination, Proposed Settlement, Settlement Hearing and Right to Appear substantially in the form annexed to the Stipulation as Exhibit B (the "Notice") to those Class members appearing in the transfer journals of UC as record owners of UC common stock. All record owners in the Class who are not also the beneficial owners of the UC common stock held by them of record are requested to forward the Notice to such beneficial owners of those shares. ACMAT shall use reasonable efforts to give notice to such beneficial owners by making additional copies of the Notice available to any record holder who, prior to the hearing, requests them for distribution to beneficial owners or by mailing the Notice to beneficial owners whose addresses record owners provide.

         6. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the hearing to all persons entitled to receive such notice. ACMAT shall, at or before the hearing directed herein, file an appropriate affidavit with respect to the mailing of the Notice.

         7. Any member of the Class who objects to the Settlement and/or the judgment to be entered herein, or who otherwise wishes to be heard, may appear in person or by his or her attorney at the hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than counsel for

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the named plaintiff and defendants shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless, not later than ten (10) days prior to the hearing, such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person's objections to any matter before the Court; (c) proof of membership in the Class; and, (d) the reasons and grounds therefor that such person desires to appear and be heard, and documents or writings that such person desires the Court to consider. Such filings shall be served upon the following counsel:

                           Norman M. Monhait
                           ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.
                           Suite 1401, Mellon Bank Center
                           P.O. Box 1070
                           Wilmington, DE   19899-1070

                           Irving Malchman
                           KAUFMAN MALCHMAN KIRBY & SQUIRE, LLP
                           919 Third Avenue
                           New York, NY 10022

                           Attorneys for Plaintiff

                           Thomas Reed Hunt, Jr.
                           MORRIS NICHOLS ARSHT & TUNNELL
                           1201 N. Market Street
                           P.O. Box 1347
                           Wilmington, DE 19899-1347
                           Attorneys for Defendants

Any person who fails to object in the manner provided herein shall be deemed to have waived his, her or its objection and shall be forever barred from making such objection.

         8. Pending final determination of whether the Stipulation should be

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
approved, plaintiff and all members of the Class, or any of them, either directly, representatively or in any other capacity, upon receipt of the Notice, shall not commence or prosecute any action asserting any claims that are or relate to the Settled Claims (as defined in the Stipulation).

         9. If the Settlement is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), any class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and have no further force and effect, except (a) ACMAT's obligation to pay the costs of providing the Notice, as provided in paragraph 8 of the Stipulation, and (b) plaintiff's right to make an application for attorneys' fees and expenses for inducing withdrawal of the Exchange Offer, as provided in paragraph 10 of the Stipulation.



                                              __________________________________
                                                        Vice Chancellor

Dated: ______________________, 1996

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
                                    Exhibit B

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

- -----------------------------------------------------
DONALD E. HAMILTON,


                           Plaintiff,


         v.

                                                             C.A. No. 13014

HENRY W. NOZKO, SR., HENRY W.
NOZKO, JR., JOHN C. CREASY,
and ACMAT CORPORATION,


                           Defendants.

- -----------------------------------------------------

                       NOTICE OF PENDENCY OF CLASS ACTION,
                      CLASS ACTION DETERMINATION, PROPOSED
               SETTLEMENT, SETTLEMENT HEARING AND RIGHT TO APPEAR

TO: ALL RECORD HOLDERS OR BENEFICIAL OWNERS OF UNITED COASTS CORPORATION COMMON STOCK AT ANY TIME DURING THE PERIOD FROM
         JUNE 10, 1993 THROUGH THE RECORD DATE OF CLOSING OF THE MERGER (AS DEFINED IN THE STIPULATION OF SETTLEMENT) (OTHER THAN DEFENDANTS, MEMBERS OF THEIR IMMEDIATE FAMILIES, ACSTAR INSURANCE COMPANY ("ACSTAR"), ANY ENTITY IN WHICH ANY
         DEFENDANT HAS, OR DURING THE CLASS PERIOD HAD, A CONTROLLING INTEREST, AND ALL OF THEIR SUBSIDIARIES, AFFILIATES, LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS, OR ASSIGNS) INCLUDING THE LEGAL REPRESENTATIVES, HEIRS, PREDECESSORS AND SUCCESSORS-IN-INTEREST, TRANSFEREES OR ASSIGNS OF SUCH FOREGOING HOLDERS, IMMEDIATE OR REMOTE. PLEASE READ THIS NOTICE WITH CARE AS IT AFFECTS YOUR RIGHTS WITH RESPECT TO THIS ACTION. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES ASSERTED BY ANY PARTY IN THIS ACTION. THIS NOTICE IS SENT FOR THE PURPOSE OF INFORMING YOU OF THE PENDENCY OF THIS ACTION, THE PROPOSED SETTLEMENT, THE CLASS DETERMINATION BY THE COURT FOR THE PURPOSE OF THE PROPOSED SETTLEMENT, AND THE ALTERNATIVE COURSES OF ACTION THAT YOU
         MAY TAKE.


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         THIS NOTICE IS TO INFORM YOU OF THE PROPOSED SETTLEMENT OF HAMILTON v.
HENRY W. NOZKO, SR. ET AL., C.A. No. 13014 (THE "CLASS ACTION"), AND THE HEARING TO BE HELD ON _________________________, 1996 AT ____________ ______.M., BEFORE
THE HONORABLE JACK B. JACOBS, VICE CHANCELLOR OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (THE "CHANCERY COURT"), AT THE DANIEL L. HERRMANN COURTHOUSE, 1020 NORTH KING STREET, WILMINGTON, DE 19801, TO DETERMINE WHETHER THE PROPOSED SETTLEMENT OF THE CLASS ACTION IS FAIR, REASONABLE, ADEQUATE, AND SHOULD BE APPROVED BY THE COURT;

         THE FOLLOWING RECITATION DOES NOT CONSTITUTE THE FINDINGS OF THE CHANCERY COURT. IT IS BASED ON STATEMENTS OF THE PARTIES.

                  DESCRIPTION OF THE LITIGATION AND SETTLEMENT

         1. In June 1993, Donald E. Hamilton, a United Coasts Corporation ("United Coasts") stockholder, filed a lawsuit in the Chancery Court, assertedly as a class action on behalf of other United Coasts stockholders against the members of the United Coasts Board of Directors, and ACMAT Corporation ("ACMAT"), which controls a majority of the United Coasts common stock. The lawsuit claimed that ACMAT's offer to exchange 1 share of ACMAT Class A Stock for each 1.75 shares of outstanding United Coasts common stock (the "Exchange Offer") was coercive and did not offer fair value for the publicly held United Coasts common stock. After plaintiff filed the Class Action, the defendants withdrew the Exchange Offer.

         2. On July 7, 1993, defendants moved to dismiss the Class Action on the basis that the allegations regarding the Exchange Offer were moot by virtue of their withdrawal of the Exchange Offer, and that in any event, the Exchange Offer was not actionably

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coercive. The Court denied defendants' motion, finding that the Complaint stated
potentially actionable claims for relief both as to the deregistration and delisting of the stock and as to the potentially coercive nature of the Exchange Offer. Hamilton v. Henry W. Nozko, Sr. et al., Del. Ch., C.A. No. 13014, Jacobs, V.C. (July 26, 1994). After the Court denied defendants' motion, defendants answered the Complaint and responded to plaintiff's discovery requests. Plaintiff's counsel proceeded with discovery while simultaneously engaging in extensive settlement negotiations with defendants. After nearly a year of discovery and negotiations, the parties agreed to terms for the proposed resolution of the claims alleged, which were embodied in a Memorandum of Understanding signed in late December 1995.

         3. Counsel for plaintiff have conducted a thorough investigation of the facts, circumstances and transactions relating to and surrounding the allegations set forth in the Complaint, including extensive consultations with a financial expert, inspection of publicly-available documents, review of thousands of pages of documents produced by defendants and the deposition of defendant Henry W. Nozko, Jr.

         4. Defendants have denied and continue to deny plaintiff's allegations and have raised a number of defenses to the claims.

         5. To avoid the substantial expense of litigation, defendants have agreed for settlement purposes, to the terms of the proposed Settlement, described below.

         6. The proposed Settlement of the Class Action is now pending before the Honorable Jack B. Jacobs, Vice Chancellor of the Chancery Court. If approved by the Chancery Court, the Settlement will be binding upon a class, consisting of all persons and entities who are or were record holders or beneficial owners of United Coasts common stock at any time during the period from June 10, 1993 through the record date of closing of the

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Merger (other than defendants, members of their immediate families, ACSTAR, any entity in which any defendant has, or during the Class period had, a controlling interest, and all of their subsidiaries, affiliates, legal representatives, heirs, successors or assigns) including the legal representatives, heirs, predecessors and successors-in-interest, transferees or assigns of all such foregoing holders, immediate or remote (the "Class").

                       SUMMARY OF THE PROPOSED SETTLEMENT

         7. Defendants have agreed to approve and to take all steps necessary to propose to United Coasts' stockholders for their approval a merger of United Coasts with and into ACMAT pursuant to an Agreement and Plan of Liquidation and Merger (the "Merger") on the following terms:


                      (a) Each share of UC common stock not owned by ACMAT or ACSTAR will be converted into Class A common stock of ACMAT ("ACMAT stock") at the ratio of one share of ACMAT stock per each X UC shares ("the Exchange Ratio"), where X is determined as follows (i) divide the total number of UC shares held by Class members as of the Merger effective date by 1.5; (ii) from that quotient, subtract the number of UC shares the Court allows plaintiff's counsel in response to their fee and expense request as contemplated in paragraph 8; (iii) then divide the number of UC shares held by Class members as of the Merger effective date by the remainder obtained in step (ii). The quotient equals X.(1)


                      (b) All shares of UC common stock owned by ACSTAR will be exchanged for shares of Coastal Insurance having substantially

- ------------

(1) There are 1,667,189 shares of outstanding UC common stock held by Class members. Dividing this number by 1.5 yields a total of 1,111,459 shares of ACMAT Class A stock issuable to Class members in the merger. If the Court grants in full the fee and expense request of plaintiffs' counsel as set forth in paragraph 11 (26,000 shares), a balance of 1,085,459 ACMAT Class A shares will be distributable to Class members in exchange for their 1,667,189 shares of UC common stock, resulting in the receipt by each Class member of one share of ACMAT Class A stock for each approximately 1.536 shares of UC common stock. For example, under the terms of the proposed merger and settlement agreement, a Class member holding 100 shares of UC common stock as of the merger effective date would receive in exchange 65 shares of Class A stock, together with cash in an amount equal to the value of .104 shares of Class A stock, the value of such share of Class A stock to be determined as provided in paragraph 7(c).



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
                           equal aggregate fair market value; and each share of UC common stock held by ACMAT will be cancelled.

                      (c) To the extent that the Exchange Ratio results in any United Coasts shareholder becoming entitled to receive fractional shares of ACMAT, such fractional share interest will be converted into the right to receive a sum of cash determined by the product of the fraction and the average closing price of the ACMAT stock during the last five (5) days the ACMAT stock was traded on the NASDAQ National Market prior to the effective date of the Merger (the "Merger Date"). Cash for fractional shares will be paid within thirty (30) days following the Merger Date;

                      (d) Defendants and their affiliates will refrain from trading in ACMAT stock for twenty-one (21) trading days prior to the Merger Date; and,

                      (e) The Merger will close as promptly as practicable after final judicial approval of the Settlement and all shareholder approvals are obtained.

                      (f) The Merger must be approved by a majority of the United Coasts shares held by the Class that are voted in connection with the Merger.

                      (g) Defendants will make usual and customary efforts to solicit votes in favor of the Merger.

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
                      (h) Defendants may withdraw from the Settlement if holders of more than 416,797 United Coasts shares submit valid and effective demands for appraisal.

               DISMISSAL OF THE CLASS ACTION AND RELEASE OF CLAIMS

         8. The Stipulation provides that, if the proposed Settlement is approved by the Chancery Court, the Class Action will be dismissed on the merits with prejudice as to all defendants and their affiliates and against plaintiff and all other members of the Class without costs, except as provided in the Stipulation, and the claims asserted in the Class Action shall be compromised, settled, released and discharged. Thus, if the Chancery Court approves the proposed Settlement, members of the Class will be forever barred from contesting the fairness, reasonableness or adequacy of the proposed Settlement, or from pursuing the claims asserted in the Class Action.

                             THE SETTLEMENT HEARING

         9. All members of the Class may have an interest in the Class Action and are hereby notified that a hearing will be held before the Chancery Court in its courtroom in the Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, DE 19801, on ______________________, 1996 ________ ____at .m. (the
"Settlement Hearing"), to determine: (i) whether the proposed Settlement is fair, reasonable, adequate and in the best interests of the Class, and should be approved by the Chancery Court, (ii) whether an Order and Final Judgment, as contemplated by the proposed Settlement, should be entered, dismissing the Class Action as to all defendants and with prejudice against the named plaintiff and all members of the Class, and (iii) whether, if the Chancery Court approves the proposed Settlement and enters

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
the Order and Final Judgment, the Chancery Court should approve the application for plaintiff's attorneys' fees and expenses.

         10. The Chancery Court has reserved the right to adjourn the Settlement Hearing from time to time by oral announcement at such hearing or any adjournment thereof, without further notice of any kind. The Chancery Court also has reserved the right to approve the proposed Settlement with or without modification, to enter an Order and Final Judgment dismissing the Class Action on the merits and with prejudice, and to order the payment of attorneys' fees and disbursements without further notice of any kind.

                  APPLICATION FOR ATTORNEYS' FEES AND EXPENSES

         11. If the proposed Settlement is approved by the Chancery Court in all respects, and the United Coasts shareholders approve the Merger, plaintiff's attorneys in the Class Action will apply to the Chancery Court for an award of attorneys' fees and expenses in the amount of 26,000 shares of ACMAT stock to be deducted from shares otherwise distributable to the Class in connection with the Merger. Any such award of attorneys' fees and expenses will reduce the amount of shares available for distribution to members of the Class in connection with the Merger. Defendants have reserved the right to object to the application for an allowance of attorneys' fees and expenses.

         12. If a majority of United Coasts shares held by persons other than defendants and their affiliates which are voted in connection with the Merger are not voted in favor of the Merger, plaintiff will dismiss the Class Action without prejudice, except for a claim for an allowance of attorneys' fees and expenses for inducing withdrawal of the Exchange Offer. Any such application shall not exceed $75,000, and defendants may oppose any such application.

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
                                 RIGHT TO APPEAR

         13. At the Settlement Hearing, any person who objects to the proposed Settlement, the judgment to be entered in the Class Action or the award of attorneys' fees and expenses, may appear in person or by his or her attorney at the hearing and present any evidence or arguments that may be proper and relevant; provided, however, that no person other than the named plaintiff and defendants in the Class Action shall be heard and no papers, briefs, pleadings or other documents submitted by any such person shall be received and considered by the Chancery Court (unless the Chancery Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), unless no later than ten (10) days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear, (b) a statement of such person's objections to any matters before the Chancery Court, (c) proof of membership in the Class, and
(d) the reasons and grounds therefor that such person desires to appear and to be heard, and all documents or writings that such person desires the Chancery Court to consider:

         Norman M. Monhait, Esquire             Irving Malchman, Esquire
         ROSENTHAL, MONHAIT, GROSS              KAUFMAN, MALCHMAN, KIRBY
             & GODDESS, P.A.                        & SQUIRE LLP
         Suite 1401, Mellon Bank Center         919 Third Avenue
         P.O. Box 1070                          New York, NY 10022
         Wilmington, DE 19899-1070

                              Counsel for Plaintiff

                        Thomas Reed Hunt, Jr., Esquire
                        MORRIS, NICHOLS, ARSHT & TUNNELL
                        1201 N. Market Street
                        P.O. Box 1347
                        Wilmington, DE 19899-1347
                        Counsel for Defendants

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
         14. Any person who fails to object in the manner described above will be deemed to have waived such objection and will be forever barred from raising such objection in this Class Action. Pending final determination of whether the proposed Settlement should be approved, the Chancery Court has ordered that plaintiff, all members of the Class, or any of them, either directly, representatively or in any capacity upon the receipt of this Notice, may not commence or prosecute any action asserting claims that are or relate to the claims asserted in the Class Action.

                              SCOPE OF THIS NOTICE

         15. The foregoing description of the transaction at issue, the Class Action, the Settlement Hearing, the Class determination, the terms of the proposed Settlement and other matters described herein, does not purport to be comprehensive. For further information, members of the Class are referred to the Stipulation of Settlement and other documents filed with the Chancery Court in the Class Action, which you or your attorney may examine during regular business hours of each business day at the office of the Register in Chancery, Daniel L. Herrmann Courthouse, 1020 North King Street, Wilmington, DE 19801.

Dated: May ______, 1996
       Wilmington, Delaware
                                               ________________________________
                                                     Register in Chancery

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
                                    Exhibit C

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

- -----------------------------------------------------
DONALD E. HAMILTON,


                           Plaintiff,


         v.

                                                             C.A. No. 13014

HENRY W. NOZKO, SR., HENRY W.
NOZKO, JR., JOHN C. CREASY,
and ACMAT CORPORATION,


                           Defendants.

- -----------------------------------------------------

                            ORDER AND FINAL JUDGMENT

         AND NOW, this _____day of _______________, 1996, this class action (the "Class Action") having come to be heard on ____________________________, 1996 pursuant to the Ordered entered herein on ______________________, 1996 (the "Order") and upon the Stipulation of Settlement, dated ___________________, 1996 (the "Stipulation" or the "Settlement"); and the Court having determined that notice of said hearing was given in accordance with the Order to members of the Class as certified by the Court in the Order (the "Class"); and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the settlement of the Class Action; and an opportunity to be heard having been given to all other persons desiring to be heard; and the entire matter of the Settlement having been considered by the Court;

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED as follows:

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
         1. The Notice of Pendency of Class Action, Class Action Determination, Proposed Settlement, Settlement Hearing and Right to Appear (the "Notice") has been given to the members of the Class pursuant to and in the manner directed by the Court's Order of ______________________________, 1996; proof of mailing of said Notice was filed with the Court by counsel for ACMAT at or before the hearing held before the Court on __________________________, 1996, and full opportunity to be heard has been offered to all parties, Class members and interested persons.

         2. Pursuant to Court of Chancery Rules 23(a) and 23(b)(1) and (2):

            (a) the Court finds that (i) the Class, as defined below, is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of the plaintiff are typical of the claims of the Class, and (iv) the plaintiff has fairly and adequately protected the interests of the Class;

            (b) the action is hereby certified as a class action on behalf of all persons and entities who were record holders or beneficial owners of United Coasts common stock at any time during the period from June 10, 1993 through the record date of closing of the Merger (as defined in the Stipulation) (other than defendants, members of their immediate families, ACSTAR Insurance Company, any entity in which any defendant has, or during the Class period had, a controlling interest, and all of their subsidiaries, affiliates, legal representatives, heirs, successors, or assigns) including the legal representatives, heirs, predecessors and successors-in-interest, transferees or assigns of all such foregoing holders, immediate or remote (the "Class");

            (c) plaintiff is hereby certified as Class representative and his counsel are certified as Class counsel; and

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
            (d) the Court finds that the requirements of Court of Chancery Rules 23(b)(1) and (2) have been satisfied.

         3. The Settlement is found to be fair, reasonable, adequate and in the best interests of plaintiff and other members of the Class, and is hereby approved. The parties to the Stipulation are hereby authorized and directed to comply with and consummate the Settlement in accordance with its terms and provisions.

         4. This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to this Class Action and shall not be deemed to imply that there is any liability therefor.

         5. The Class Action is hereby dismissed with prejudice as to all defendants and defendants' affiliates (as defined below) and against plaintiff and all other members of the Class without costs, except as provided in the Stipulation.

         6. All claims, rights, demands, causes of action, suits, matters and issues, known and unknown, arising under common law, or federal or state statutory law, including all securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law and the rights conferred by the Settlement) that have been or could have been asserted in this or any other court or forum by plaintiff or by any member of the Class (as defined in paragraph 2(b) above), whether directly, indirectly, representatively, derivatively, individually, or in any other capacity, against any of the defendants named in the Action, and their respective predecessors and successors, present or former officers, directors, stockholders, agents, employees, attorneys, representatives, advisors, affiliates (including the directors and officers of such affiliates, parents, and subsidiaries), heirs, executors, personal representatives, estates, administrators, successors and assigns of any of the defendants or of any affiliate, parent or subsidiary of any defendant (collectively, the

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
"Defendants' Affiliates"), in connection with, arising out of, or in any way related to any of the acts, facts, transactions, occurrences, representations or admissions set forth, alleged, embraced or otherwise referred to in the Action by plaintiff or any member of the Class, or by any present or former common stockholder of United Coasts, either directly, indirectly, individually, derivatively, representatively or in any other capacity, except for claims relating to any party's alleged failure to comply with the terms and conditions of the Stipulation (the "Settled Claims"), shall be and hereby are finally and forever compromised, settled, remised, released, discharged and dismissed with prejudice.

         7. Plaintiff's counsel, Rosenthal, Monhait, Gross & Goddess, P.A. and Kaufman Malchman Kirby & Squire, LLP, are hereby awarded attorneys' fees and expenses in the amount of _______________ shares of ACMAT stock to be deducted from the shares otherwise distributable to the Class in connection with the Merger. The shares are to be issued in accordance with the Stipulation.

         8. Without effecting the finality of this Order and Final Judgment in any way, the Chancery Court hereby reserves jurisdiction for the purpose of taking any action that may be appropriate to give effect to or enforce this Order and Final Judgment.


                                                  ____________________________
                                                         Vice Chancellor

Dated: _________________, 1996.

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